SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AMÉRICA MÓVIL, S.A.B. DE C.V.

(Exact name of registrant as specified in its charter)

UNITED MEXICAN STATES

(State of incorporation or organization)

NOT APPLICABLE

(I.R.S. Employer Identification No.)

Lago Zurich 245

Plaza Carso / Edificio

Telcel, Piso 16

Colonia Ampliación

Granada, Alcaldía Miguel

Hidalgo,11529 México City,

México

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.700% Senior Notes due 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file numbers to which this form relates:

333-259910

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 7 through 19 of the Prospectus dated September 30, 2021, included in the Registration Statement on Form F-3 of América Móvil, S.A.B. de C.V. (the “Company”) (Registration No. 333- 259910), as supplemented by the information under the headings “Risk Factors” and “Description of Notes” on pages S-7 and S-13 through S-17, respectively, of the related Prospectus Supplement, dated July 18, 2022.

Item 2.	Exhibits.

Reference is made to the Exhibits Index included herewith which is incorporated herein by reference.

EXHIBITS INDEX

Exhibit No.	Description

99.1	Prospectus, dated September 30, 2021, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company on September 30, 2021 (Registration No. 333-259910).

99.2	Prospectus Supplement, dated July 18, 2022, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company on July 19, 2022.

99.3	Indenture, dated October 1, 2018, among the Company, Citibank, N.A., as trustee, registrar, and transfer agent and Citibank, N.A., London Branch, as paying agent, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-3 filed with the SEC by the Company on October 1, 2018 (Registration No. 333-227649).

99.4	Fifth Supplemental Indenture, dated as of July 21, 2022, among the Company, Citibank, N.A., as trustee, registrar, and transfer agent and Citibank, N.A., London Branch, as paying and authentication agent, relating to the 4.700% Senior Notes due 2032, including the form of global note, incorporated by reference to Exhibit 4.1 of the report on Form 6-K furnished to the SEC by the Company on July 21, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

AMÉRICA MÓVIL, S.A.B. DE C.V. (Registrant)

By:	/s/ Carlos José García Moreno Elizondo
Name:	Carlos José García Moreno Elizondo
Title:	Chief Financial Officer

By:	/s/ Alejandro Cantú Jiménez
Name:	Alejandro Cantú Jiménez
Title:	General Counsel

Date: July 21, 2022